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For further information contact:

Derek Leckow
Vice President
Investor Relations
(717) 849-7863                                    For Immediate Release

DENTSPLY International Inc. Announces Offer to Purchase
up to US$150 Million of its Outstanding 4.125% Notes Due 2021

York, PA - October 29, 2015 - DENTSPLY International Inc. (NASDAQ: XRAY) today announced the commencement of its offer (the "Offer") to purchase for cash up to US$150 million aggregate principal amount (the “Maximum Tender Cap”) of its outstanding 4.125% Notes due 2021 (the “Notes”) (CUSIP 249030AC1 / ISIN US249030AC11). The Notes had an aggregate principal amount outstanding of US$450,000,000 as of October 29, 2015.

The purpose of the Offer is to refinance a portion of the Company’s debt. Concurrently with the Offer, DENTSPLY intends to arrange new unsecured debt financing in an amount sufficient to fund the total consideration payable pursuant to the Offer. DENTSPLY's obligation to accept and pay for Notes validly tendered in the Offer is subject to the satisfaction or waiver of certain conditions, including consummation of the new financing.

The Offer is being made pursuant to the offer to purchase, dated October 29, 2015 (the “Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal”), which set forth in more detail the terms and conditions of the Offer.

The Offer will expire at 11:59 p.m., New York City time, on December 10, 2015, unless extended or earlier terminated (such date and time, as the same may be extended, the “Expiration Date”). Subject to the terms and conditions set forth in the Offer to Purchase and Letter of Transmittal, holders of Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on November 12, 2015 (such date and time, as the same may be extended, the “Early Tender Date”) and accepted for purchase will be entitled to receive the total consideration calculated in the manner set forth in the Offer to Purchase, which includes an early tender premium of $30 per $1,000 principal amount of tendered Notes. The "total consideration" with respect to the Notes will be equal to the price, determined in accordance with standard market practice, as described in the Offer to Purchase, that equates to a yield to maturity equal to the fixed spread of 140 basis points over the yield, based on the bid-side price, of the 1.375% U.S. Treasury Note due September 30, 2020 (the “Reference Treasury Security”), at 2:00 p.m., New York City time, on November 13, 2015 (such time and date, as the same may be extended, the “Price Determination Date”). Information regarding the Reference Treasury Security may be found on Bloomberg Reference Page FIT1.

Subject to the terms and conditions set forth in the Offer to Purchase, holders of Notes that are validly tendered after the Early Tender Date but on or before the Expiration Date and accepted for purchase will receive only the tender offer consideration, which is equal to the total consideration minus the early tender premium (the “Tender Offer Consideration”).

Notes tendered may be withdrawn at any time prior to 5:00 p.m., New York City time, on November 12, 2015 (such date and time, as the same may be extended, the “Withdrawal Date”), but not thereafter.

If the aggregate principal amount of Notes validly tendered in the Offer exceeds the Maximum Tender Cap, then, subject to the terms and conditions of the Offer, DENTSPLY will accept tendered Notes on a pro rata basis as described in the Offer to Purchase. Subject to applicable law, DENTSPLY may increase the Maximum Tender Cap for the Notes at any time prior to the Settlement Date.

Payment for Notes validly tendered prior to the Expiration Date and accepted for purchase will be made on the settlement date, which is anticipated to be December 11, 2015 (such date, unless the Offer is extended, the “Settlement Date”). Payment for purchased Notes will include accrued and unpaid interest from, and including, the last interest payment date for the Notes up to, but not including, the Settlement Date.

The obligation of DENTSPLY to accept for purchase, and to pay for Notes validly tendered pursuant to the Offer, is subject to, and conditional upon, the satisfaction or, where applicable, waiver of a number of conditions described in the Offer to Purchase, including the consummation of the financing described above on or prior to the Expiration Date. DENTSPLY reserves the right, in its sole discretion, to waive any one or more of the conditions at any time.
DENTSPLY has retained Citigroup Global Markets Inc. to serve as the sole dealer manager for the Offer. Global Bondholder Services Corporation has been retained to serve as the depositary and information agent with respect to the Offer.

For additional information regarding the terms of the Offer, please contact Citigroup Global Markets Inc. at either (800) 558-3745 (toll free) or (212) 723-6106. Requests for copies of the Offer to Purchase and Letter of Transmittal and questions regarding the tender of Notes may be directed to Global Bondholder Services Corporation at (866) 807- 2200 (toll free) or (212) 430-3774 (collect).

None of DENTSPLY, the dealer manager, the depositary or the information agent makes any recommendation as to whether any holder of the Notes should tender or refrain from tendering all or any portion of the principal amount of the Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.

This press release is neither an offer to purchase nor a solicitation to buy any of these Notes nor is it a solicitation for acceptance of the Offer. DENTSPLY is making the Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made to (nor will tenders of Notes be accepted from or on behalf of) holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This announcement must be read in conjunction with the Offer to Purchase and, where applicable, the related Letter of Transmittal.

Any debt securities that may be issued in the new financing have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any other jurisdiction. DENTSPLY is offering these securities in reliance on exemptions from the registration requirements of the Securities Act and other applicable laws. This press release is neither an offer to sell or a solicitation of an offer to buy any debt securities in the new financing, nor shall there be any sale of these debt securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Additional Information

DENTSPLY International Inc. is a leading manufacturer and distributor of dental and other consumable medical device products. DENTSPLY believes it is the world's largest manufacturer of consumable dental products for the professional dental market. For over 115 years, DENTSPLY's commitment to innovation and professional collaboration has enhanced its portfolio of branded consumables and small equipment. Headquartered in the United States, DENTSPLY has global operations with sales in more than 120 countries.

Certain statements in this release, including without limitation the anticipated consummation and successful completion of the Offer (including the satisfaction of the conditions described in the Offer to Purchase, including the new financing) and the possible amendment, extension or abandonment of the Offer, contain information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, the use of terms such as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate,” “assumes” and similar expressions identify forward-looking statements. All statements that address operating performance, events or developments that DENTSPLY expects or anticipates will occur in the future are forward-looking statements. Forward-looking statements are based on management’s current expectations and beliefs, and are inherently susceptible to uncertainty, risks and changes in circumstances that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A (“Risk Factors”) of our Annual Report on Form 10-K for the year ended December 31, 2014.